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                                                                   Exhibit 16.01



Securities and Exchange Commission
Washington, DC 20549

May 31, 2000

Ladies and Gentlemen:

We were previously principal accountants for Talarian Corporation. Effective December 1999, our appointment as principal accountants was terminated. We have read the section "Change in Accountants" included on page 82 of Talarian Corporation's Form S-1 as amended on May 13, 2000, and we agree with the statements contained in the first paragraph therein, except we have no basis to agree or disagree with the statements made in the second and third paragraphs:

     PricewaterhouseCoopers LLP served as our independent auditors until their dismissal effective August 1999. PricewaterhouseCoopers LLP performed audits of our financial statements for the fiscal years ended September 30, 1995, 1996, 1997 and 1998. The reports of PricewaterhouseCoopers LLP on our financial statements prepared in connection with these audits were unqualified. Furthermore, in connection with these audits and during the subsequent interim period prior to their dismissal, there were no disagreements between PricewaterhouseCoopers LLP and us on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of such disagreements in connection with its report.

     Effective August 1999, we engaged KPMG LLP as our principal accountants to audit out financial statements. Talarian did not consult with KPMG LLP on any accounting or financial reporting matters in the period before their appointment. The change in accountants was approved by the board of directors.

     As the prior year audits were performed by PricewaterhouseCoopers LLP, KPMG LLP audited the financial statements for the fiscal years ended September 30, 1997 and 1998 for the purposes of inclusion in this prospectus.

Very truly yours,

/s/ PricewaterhouseCoopers LLP